Exhibit 2(d)(7)


                  FORM OF NOMINEE HOLDER OVER-SUBSCRIPTION FORM
                          THE HIGH YIELD PLUS FUND INC.
                                 RIGHTS OFFERING


         THIS FORM IS TO BE USED ONLY BY NOMINEES TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE, AS ISSUED BY THE HIGH YIELD PLUS FUND, INC. (THE "FUND"), FOR WHICH THE FULL PRIMARY SUBSCRIPTION WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

                              --------------------

         THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS DATED JANUARY ____, 1999 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM SHAREHOLDER COMMUNICATIONS CORPORATION, THE FUND'S INFORMATION AGENT, AT (800) 733-8481, EXT. 486.

                              --------------------

         THIS FORM WILL BE DEEMED TO BE VOID UNLESS RECEIVED BY STATE STREET BANK AND TRUST COMPANY (THE "SUBSCRIPTION AGENT") BY 5:00 P.M., EASTERN TIME, ON FEBRUARY 2, 1999 (THE "EXPIRATION DATE") UNLESS EXTENDED BY THE FUND.

         Please complete all applicable information and return to:

         STATE STREET BANK AND TRUST COMPANY, CST  CORPORATE REORGANIZATION
                                   DEPARTMENT
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
       By First Class Mail:                       By Hand:                         By Overnight Courier:

      c/o Boston EquiServe                    c/o Boston EquiServe                   c/o Boston EquiServe
        P.O. Box _______                     55 Broadway, 3rd Floor                    150 Royall Street
______, Massachusetts______                    New York, NY 10006                      Canton, MA 02021
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                                  By Facsimile:
                                (617) ___-______

                           Confirmed by Telephone to:
                                (617) ___-______


         1. The undersigned hereby certifies to the Fund and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) exercised the Primary Subscription Rights in full and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Rights and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent.


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         2. The undersigned hereby exercises the Over-Subscription  Privilege to purchase, to the extent available, ________ shares of the Fund's Common Stock and certifies to the Fund and the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription rights have been exercised.*

         3. The undersigned hereby agrees to make payment of the Estimated Subscription Price of $_________ per share for each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and hereby represents that (check appropriate box):

         [ ] payment of the actual Subscription Price will be delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery (Broker Assigned Control #_____________)

         [ ] payment of the Estimated Subscription Price is being delivered to the Subscription Agent herewith, in the aggregate amount of $_____________;

         [ ] payment of the Estimated Subscription Price has been delivered separately to the Subscription Agent, in the aggregate amount of $_____________;

         and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         |_|      uncertified check

         |_|      certified check

         |_|      bank draft



         -----------------------------------
         Primary Subscription Confirmation Number


         -------------------------
         Depository Participant Number


         -------------------------
         Name of Depository Participant


         * PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE NUMBER OF RIGHTS OWNED BY EACH BENEFICIAL OWNER, THE NUMBER OF RIGHTS EXERCISED IN THE PRIMARY SUBSCRIPTION ON BEHALF OF EACH SUCH OWNER AND THE NUMBER OF ADDITIONAL COMMON SHARES REQUESTED ON BEHALF OF EACH SUCH OWNER PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE.

         Registration into which shares of Common Stock, and/or refund checks should be issued:

         Name(s): ______________________________________

         Address  ______________________________________

                  ______________________________________


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         Certified TIN:    ______________________________________

         By:      ______________________________________
                  Name:
                  Title:

         Contact Name:     ______________________________________

         Phone Number:     ______________________________________

         Dated:            ________________, 1999